SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT


           Pursuant to Section 13 or 15(d) of The Securities Exchange
                                  Act of 1934.


                               September 21, 1998
                Date of Report (Date of earliest event reported)


                             CELTIC INVESTMENT, INC.
             (Exact name of Registrant as specified in its charter)


              Delaware                33-37436-C             36-3729989
          ---------------          ---------------          ------------
              State of            Commission File No.       IRS Employer
            Incorporation                                Identification No.



                          17W220 22nd Street, Suite 420
                           Oakbrook Terrace, IL 60181
                    (Address of principal executive offices)

                                 (630) 993-9010
                         (Registrant's telephone number)

Item 2.  Acquisition or Disposition of Assets

      On October 5, 1998, the Registrant filed a Form 8-K to report on its acquisition of Goodman Factors, Inc.. The Registrant did not file copies of the financial statements of Goodman Factors, Inc. and pro forma financial statements of the Registrant and Goodman Factors, Inc. with such Form 8-K. This Amended Form 8-K is filed for the purpose of filing such financial statements.

Item 7.  Financial Statements and Exhibits

      (a)   Pro Forma Financial Statements.

            Celtic Investment, Inc. and Goodman Factors, Inc.
                  For the 12 months ended June 30, 1998 - Unaudited
                  For the three months ended September 30, 1998 - Unaudited


      (b)   Financial Statements.

            Goodman Factors, Inc.- December 31, 1996 and December 31, 1997-Audited.

            Goodman Factors, Inc. - Unaudited Condensed Statements of Income and Cash Flow for the period of January 1, 1998 to September 21, 1998.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 3, 1998                CELTIC INVESTMENT, INC.



                                       By /s/ Douglas P. Morris
                                              Douglas P. Morris
                                              President

                           PRO FORMA FINANCIAL DATA
                                 (Unaudited)

     On September 21, Celtic Investment, Inc. (Company or Celtic) completed the acquisition of all of the issued and outstanding stock of Goodman Factors, Inc. (Goodman). The purchase price was approximately $21,500,000 in cash, notes and assumption of liabilities. The transaction was accounted for as a purchase.

      Celtic has a June 30 year end. Goodman has a calendar year end. No pro forma balance sheet is presented since the effect of the acquisition is included in the balance sheet of Celtic filed in its September 30, 1998 10-QSB.

      The fiscal year ending June 30, 1998 and the three month ending September 30, 1998 pro forma income statements were prepared using the historical statements of Celtic and Goodman assuming the transaction occurred on July 1, 1997. Celtic's historical information was previously reported on Form 10-KSB and Form 10-QSB, respectively.

                                 CELTIC INVESTMENT, INC.

                PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                       for twelve month period ending June 30, 1998

                                       (Unaudited)

                                                                                            Pro Forma
                                                 Celtic         Goodman      Pro Forma      Celtic
                                                Investment      Factors      Adjustment     Investment
                                              -------------- ------------- --------------- --------------

Total Revenues                                 $  3,731,195  $  4,847,221    $       0     $  8,578,416

Interest expense                                    565,794       699,756     1,381,000(1)    2,646,550
                                              -------------- ------------- --------------- --------------
Income after interest expense                     3,165,401     4,147,465    (1,381,000)      5,931,866

                                                                            (2,358,753)(2)
Total operating expenses                          3,042,862     4,118,747      603,333 (3)    5,406,189
                                              -------------- ------------- --------------- --------------
Pretax income from continuing
operations                                         $122,539        28,718      374,420          525,677

Income tax credits                                 (394,963)          N/A      401,000 (4)        6,037
                                              -------------- ------------- --------------- --------------
Net income from continuing
operations                                          517,502        28,718      (26,580)         519,640
                                              -------------- ------------- --------------- --------------
Convertible Preferred                                    0             0       180,000 (5)      180,000
Dividends
                                              -------------- ------------- --------------- --------------
Net earnings from continuing
operations applicable to
Common shareholders                                 517,502        28,718     (206,580)         339,640

Net earnings from continuing
operations per share:
Primary earnings per
  share:                                              0.13          0.01        (0.05)             0.09
                                             --------------- ------------- --------------- --------------
Fully diluted earnings per                            0.13          0.01        (0.05)             0.09
  share
                                             --------------- ------------- --------------- --------------
Weighted average shares
  outstanding                                    3,924,971             0            0         3,924,971
                                             --------------- ------------- --------------- --------------


                                 CELTIC INVESTMENT, INC.
                 PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                     for three month period ending September 30, 1998
                                       (Unaudited)

                                                                          ProForma
                                   Celtic        Goodman     Pro Forma      Celtic
                               Investment        Factors    Adjustment  Investment
                            ------------- -------------- ------------- -----------

Total Revenues:                $1,167,508     $1,448,524        $0      $2,616,032

Interest expense                  182,483        213,082    345,000(1)     740,565
                            ------------- -------------- ------------- -----------
Income after interest             985,025      1,235,442     (345,000)   1,875,467
  expense
                                                          (945,099)(2)
Total operating expenses          924,918      1,339,486    150,833(3)   1,470,138
                            ------------- -------------- ------------- -----------
Pretax income from
continuing operations              60,107      (104,044)       449,266     405,329

Income Tax                         24,000            N/A    239,606(4)     263,606
                            ------------- -------------- ------------- -----------
Net income                         36,107      (104,044)       209,660     141,723
                            ------------- -------------- ------------- -----------
Convertible Preferred              15,335              0     29,665(5)      45,000
  Dividends
                            ------------- -------------- ------------- -----------
Net earning applicable to
 Common shareholders               20,772      (104,044)       179,995      96,723

Primary earnings per share           0.01         (0.02)          0.04        0.03
                            ------------- -------------- ------------- -----------
Fully diluted earnings per           0.01         (0.02)          0.04        0.03
  share
                            ------------- -------------- ------------- -----------
Weighted average shares
   outstanding                  3,918,804              0             0   3,918,804
                            ------------- -------------- ------------- -----------


   Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations
                      For the Year ending June 30, 1998 and
                    the Three Months Ended September 30, 1998


Note A. These notes to condensed pro forma financial statements are not intended to disclose all data of significance related to the historical financial statements of the entities. The notes and related condensed pro forma financial statements should be read in conjunction with the historical interim and annual financial statements of Celtic Investments, Inc. filed with the Commission on Form 10- KSB and 10-QSB.

Note B. The historical carrying values of assets acquired and liabilities assumed of Goodman approximated their fair values. The total purchase price was $21,950,000 including acquisition costs of $300,000.


Fair value of assets acquired                                      $12,900,000

Intangibles acquired (goodwill)                                      9,050,000


The purchase price was funded by:

Proceeds from debt and liabilities assumes or created               16,450,000

Notes payable issued to former Goodman shareholders                  3,750,000

Proceeds from sale of preferred stock                                1,750,000


Note C. Pro forma income statement adjustments - The condensed income statement for Goodman included in the pro forma condensed Consolidated Statements of Operations for the three months ended September 30, 1998 is for the period from August 1, 1998 through September 21, 1998, the date of the purchase. (The results of operations for the period from September 22, 1998 to September 30, 1998 are included in Celtic's interim financial statements for the quarter then ended.)

(1) To adjust for additional interest expense at 17% on $8,250,00 in debt as a result of the notes payable issued in the acquisition of Goodman Factors, Inc.

(2) To adjust for the salaries paid to the owners of Goodman Factors, Inc. that are in excess of the amounts in new employment contracts as part of the Goodman Factors, Inc. acquisition.

(3) To adjust for the goodwill expense related to the acquisition of Goodman Factors, Inc. ($11,750,000 purchase price plus $300,000 in direct acquisition costs less $3,000,000 in Goodman equity) amortization for 15 years. This adjustments reflects the amortization of cost in excess of net assets acquired resulting from the transaction.

(4) Adjustment to record the net income tax provision for the pro forma adjustments to income before taxes.

(5)   To adjust for payment of preferred dividend ($2,000,000 at 9% per year).

                         INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
Goodman Factors, Inc.
Dallas, Texas

We have audited the accompanying balance sheets of Goodman Factors, Inc. as of December 31, 1997 and 1996, and the related statements of income, retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Goodman Factors, Inc. as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                    McGladrey & Pullen, LLP

Chicago, Illinois
March 30, 1998

                            GOODMAN FACTORS, INC.
                                BALANCE SHEETS
                          December 31, 1997 and 1996

ASSETS                                                          1997          1996
------                                                     --------------------------
Cash                                                        $ 1,674,098      $283,989
Accounts receivable                                          12,751,097    14,323,984
Receivables from other financial institutions                   104,918             -
Other assets                                                      6,445         4,350
                                                            -----------   -----------
      Total current assets                                   14,536,558    14,612,323
                                                            -----------   -----------
Furniture, fixtures and equipment, net of accumulated
      depreciation; 1997 $33,413; 1996 $62,307                   10,915        20,962
                                                            -----------   -----------
      Total assets                                           14,547,473    14,633,285
                                                             ==========    ==========
LIABILITIES AND STOCKHOLDERS' EQUITY

Notes payable, stockholders                                  $3,150,000     2,500,000
Due to clients                                                3,127,212     4,108,325
Due to other financial institutions                                   -       830,399
                                                           ------------   -----------
      Total current liabilities                               6,277,212     7,438,724
                                                           ------------   -----------
Notes payable                                                 5,000,000     4,000,000

Stockholders' Equity
Common stock, $2.50 par value, authorized 1,000,000
   shares; issued and outstanding 1997 and 1996 100,000
   shares                                                       250,000       250,000
Retained earnings                                             3,020,261     2,944,561
                                                           ------------   -----------
                                                              3,270,261     3,194,561
                                                           ------------   -----------

                                                            $14,547,473   $14,633,285
                                                           ============   ===========


See Notes to Financial Statements.

                               GOODMAN FACTORS, INC.
                                STATEMENT OF INCOME
                       Years Ended December 31, 1997 and 1996

Revenues:                                                 1997              1996
                                                    --------------- ------------------

      Earned discount income                             $3,071,009         $3,248,639
      Servicing fees                                      1,752,912          1,848,027
                                                    --------------- ------------------
            Total Revenue                                 4,823,921          5,096,666


Interest expense                                            798,340            940,735
                                                    --------------- ------------------
      Revenue after interest expense                      4,025,581          4,155,931

Provision for credit losses                                 122,586            255,542
                                                    --------------- ------------------
      Revenue after interest expense and
          provision for credit losses                     3,902,995          3,900,389

                                                    --------------- ------------------
Operating Expenses:
      Salaries and employee benefits                      3,369,296          3,530,008
      Occupancy                                              32,215             30,818
      Finders fees                                           89,754             65,664
      Professional fees                                      56,631             33,556
      Other                                                 279,399            234,828
                                                    --------------- ------------------
            Total operating expenses                      3,827,295          3,894,874
                                                    --------------- ------------------
            Net income                                       75,700              5,515
                                                    =============== ==================



See Notes to Financial Statements.

                                GOODMAN FACTORS, INC
                              STATEMENT OF CASH FLOWS
                       Years Ended December 31, 1997 and 1996

                                                                1997                1996
                                                           --------------     ---------------

Cash flows from operating activities
      Net income (loss)                                    $     75,700        $      5,515
      Adjustments to reconcile net income loss
          to net cash (used in) operating activities:
                     Provision for credit losses                122,586             255,542
             Depreciation                                        20,003              14,497
             Loss on disposal of equipment                          482                 -
             Change in assets and liabilities
             (Increase) decrease in:
             Accounts receivable                              1,450,301          (1,020,161)
             Receivables from other financial
               institutions                                    (104,918)                   -
             Other assets                                        (2,095)             (4,050)
          (Increase) decrease in:
             Due to clients                                    (981,113)            737,167
             Due to other financial institutions               (830,399)            (78,858)
                                                           -----------------------------------

      Net cash (used in) operating activities                  (249,453)            (90,348)
                                                           -----------------------------------

Cash Flows From Investing Activities
      Purchase of furniture, fixtures and equipment             (16,491)             (4,713)
      Proceeds from disposal of equipment                         6,053                   -
                                                           ------------------------------------
            Net cash (used in) investing activities             (10,438)             (4,713)
                                                           ------------------------------------

Cash Flows From Financing Activities
      Net borrowing (repayments) under notes payable          1,000,000          (1,000,000)
      Proceeds from issuance of notes payable                   650,000             575,000
                                                           ------------------------------------
            Net cash provided by (used in)
               financing activities                           1,650,000            (425,000)
                                                           ------------------------------------
      Net increase (decrease) in cash                         1,390,109            (520,061)

Cash:
Beginning                                                       283,989             804,050
                                                           ------------------------------------

Ending                                                     $  1,674,098             283,989
                                                           ====================================

Supplemental Disclosure of Cash Flow Information
      Cash Paid for interest                               $    798,340          $  940,735


            See Notes to Financial Statements.


                               GOODMAN FACTORS, INC.
                          STATEMENTS OF RETAINED EARNINGS
                       Years Ended December 31, 1997 and 1996

                                                  1997               1996
------------------------------------------------------------------------------


      Balance, beginning                       2,944,561          2,939,046

         Net income                               75,700              5,515
                                            ----------------------------------

      Balance, ending                          3,020,261          2,944,561
                                            ==================================




See Notes to Financial Statements

                               GOODMAN FACTORS, INC.
                           NOTES TO FINANCIAL STATEMENTS

------------------------------------------------------------------------------


Note 1.  Nature of Business and Significant Accounting Policies

Nature of business. Goodman Factors, Inc. (the Company) purchase accounts receivable, with and without recourse, from clients throughout the United States, with approximately two-thirds located in Texas, and approximately forty-five percent of all clients in the apparel industry. The Company purchases approximately twenty-five percent of the accounts receivable without recourse. The Company pays for a portion of the accounts receivable when purchased and the balance, net of fees and interest, after the accounts receivable have been collected. The Company requires a security interest in all of the client's accounts and notes receivable as part of the factoring arrangement and usually obtains personal guarantees from the client's stockholders.

Significant accounting policies are as follows:

Accounting estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Concentration of business and credit risk: The Company maintains its cash in bank accounts at one financial institution which may, at times, exceed federally insured limits.

Furniture, fixtures and equipment: Furniture, fixtures and equipment are stated at cost. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets.

Factoring operations: Income from factored invoices is recorded as earned in accordance with the related agreements with clients. Income, which is comprised of earned discount income and servicing fees is earned when receivables are purchased and over the time that a receivable remains unpaid. The terms typically include a discount which ranges from 1.3% to 5.0% of the face value of the invoices at the time of purchases, and a servicing fee which is normally an interest charge at a periodic annual rate of prime plus 3.5%. Generally after 90 days, uncollected receivables are charged to the due to clients liability. A provision for credit losses on factored invoices is charged to income in an amount sufficient to provide for anticipated losses on such invoices. The Company determines those invoices that are uncollectible based upon a detailed review. Any write-offs are charged to the allowance for credit losses on such invoices. Upon collection of the purchased invoices, amounts collected in excess of factoring income and the initial payment are remitted to clients. Such amounts may, in some instances, be applied to offset uncollected factored invoices.

Income tax status: The Company, with the consent of its stockholders, has elected to be taxed under sections of the federal and state income tax laws which provide that in lieu of corporation income taxes, the stockholders separately account for their pro rata shares of the Company's items of income, deduction, losses and credits. Therefore, these statements do not include any provision for corporation income taxes except for certain state taxes which are included in other operating expenses in the accompany statements of income.

Note 2.   Accounts Receivable

Accounts receivable at December 31, 1997 and 1996, are summarized as follows:


                                                   1997              1996
                                            ----------------- ----------------
Factored invoices on a recourse basis           $9,194,602       $10,290,179
Factored invoices on a nonrecourse basis         3,683,739         4,178,239
                                            ----------------- ----------------
                                                12,878,341        14,468,418
Less allowance for credit losses                  (127,244)         (144,434)
                                            ----------------- ----------------
                                               $12,751,097       $14,323,984
                                            ================= ================


The following is an analysis of the activity in the allowance for credit losses:


                                                 Years Ended December 31,
                                                  1997              1996
                                             ---------------------------------
Balance at beginning of year                    $144,434          $136,836
   Provision for credit losses                   122,586           255,542
   Recoveries                                    103,541            54,009
   Charge-offs                                  (243,317)         (301,953)
                                             ---------------------------------
Balance at end of year                          $127,244          $144,434
                                             =================================

Note 3.Notes Payable and Long-Term Debt

The Company has unsecured demand notes payable to a stockholder totaling $2,500,000. $1,250,000 of these notes are subordinated to the bank line of credit. The subordinated portion of the notes payable bears interest, payable monthly, at prime plus 3.0%, and the remaining portion bears interest, payable monthly at prime plus .5%.

The Company has a $650,000 unsecured demand note payable to a stockholder. The note bears interest at prime plus .5%, payable monthly.

The Company has an $8,000,000 revolving note payable with a bank, collateralized by substantially all of the Company's assets, along with a $3,000,000 guaranty by one of the Company's stockholders, that is due May 3, 1999. The Company can borrow in aggregate the lesser of $8,000,000 or its borrowing base, essentially 75% of eligible factored accounts receivable. At December 31, 1997, the outstanding balance was $5,000,000. The revolving note payable bears interest, payable monthly at LIBOR plus 2.5%. The revolving note payable requires the Company to maintain certain financial covenants including minimum tangible net worth and a fixed charge coverage ratio.

The prime rate was 8.5% and the LIBOR rate was 5.72% at December 31, 1997.

Note 4.     Commitments and Related Expenses

In October, 1997, the Company entered into a lease for office space under an operating lease agreement expiring on October 31, 2000.

Total lease commitments are:


Years ending December 31:
1998                                                      $         51,750
1999                                                                58,507
2000                                                                62,597
                                                         --------------------
                                                          $        172,854
                                                         ====================

Rent expense including insurance and real estate taxes for the years ended December 31, 1997 and 1996, amounted to approximately $33,000 and $31,000, respectively.

Note 5.    Retirement Plan

The Company sponsors a profit sharing plan covering substantially all of its employees. The Plan's investments are held and managed by a third-party trustee. Plan contributions are at the discretion of management. Contributions for the years ended December 31, 1997 and 1996, were $108,438 and $90,921, respectively.

Note 6.    Bonuses

The Company pays discretionary bonuses to its officer-stockholders. These bonuses totaled approximately $2,129,000 and $2,367,000 for the years ended December 31, 1997 and 1996, respectively.

GOODMAN FACTORS, INC.
UNAUDITED CONDENSED STATEMENTS OF INCOME
For Period January 1, 1998 through September 21, 1998

------------------------------------------------------------------------------



Revenue:
   Earned discount income                                      $2,223,034
   Servicing Fees                                               1,542,648
                                                              ------------
      Total revenue                                             3,772,682

Interest expense                                                  580,765
                                                              ------------
   Revenue after interest expense                               3,192,182
Provision for credit losses                                        73,082
                                                              ------------
   Revenue after interest expense and provision for
       credit losses                                            3,119,100
                                                              ____________
Operating Expense
   Salaries and employee benefits                               2,833,284
   Occupancy                                                       64,029
   Finders fees                                                    79,214
   Professional fees                                               62,883
   Other                                                          349,160
                                                              ------------
      Total operating expenses                                  3,388,570

      Net loss                                                   $269,470
                                                              ============

GOODMAN FACTORS, INC.

UNAUDITED STATEMENT OF CASHFLOW
For Period of January 1, 1998 through September 21, 1998

------------------------------------------------------------------------------


Net Cash Provided by Operating Activities                   $ (2,781,865)

Cash Flow from Finance Activities

      Net Borrowing from Financial Institutions                1,750,000
                                                            --------------

      Net decrease in cash                                     1,031,865


Cash:

      Beginning                                                1,674,098
                                                            ---------------
      Ending                                                 $   642,233
                                                            ===============

GOODMAN FACTORS, INC.
Notes to Condensed Financial Statements (Unaudited)
For the Period January 1, 1998 through September 21, 1998

------------------------------------------------------------------------------


Note (1) Condensed Financial Statements

The condensed financial statements of Goodman Factors, Inc. ("Goodman") included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC") and have not been examined or reviewed by independent public accountants. In the opinion of management, all adjustments necessary to present fairly the results of operations have been made. Pursuant to SEC rules and regulations certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted from these statements. In the opinion of management, the disclosures contained herein, when read in conjunction with financial statements and notes included in Goodman's 1997 audited financial statements filed herewith are adequate to make the information presented not misleading. It is suggested therefore, that these statements be read in conjunction with the statements and notes included with those financial statements.

Note (2) Acquisition. Goodman was a closely held finance company specializing in factoring accounts receivable. On September 21, 1998, Goodman entered into an agreement for the sale of 100% of the issued and outstanding shares of common stock of Goodman to Celtic Investment, Inc. The accompanying financial statements present Goodman's operations from January 1, 1998 through the date of sale.